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                        INDEMNITY AGREEMENT AND RELEASE


     THIS AGREEMENT is made and entered into this 21st day of April, 2000 by and between AMERICAN EDUCATIONAL PRODUCTS, INC., a Colorado corporation, (the "Corporation") and CLIFFORD L. NEUMAN ("Agent").

                                   RECITALS

     WHEREAS, Agent performs a valuable service to the Corporation in his capacity as a director of the Corporation; and

     WHEREAS, the stockholders of the Corporation have adopted bylaws (the "Bylaws") and provisions of the Articles of Incorporation, as amended, (the "Articles") providing for the indemnification of the directors, officers, employees and other agents of the Corporation, as authorized by the Colorado Business Corporation Act, as amended (the "Code"); and

     WHEREAS, the Articles, Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its agents, officers, employees and other agents with respect to indemnification of such persons; and

     WHEREAS, the controlling and majority shareholder of the Corporation has proposed that the Corporation's Board of Directors be reconstituted in order that representatives of such shareholder comprise a majority of the members of the Corporation's Board of Directors; and

     WHEREAS, Agent has agreed to voluntarily resign as a director of the Corporation; and

     WHEREAS, the Corporation has agreed to pay to Agent a stipend as hereinbelow set forth in consideration of the Agent's release of the Corporation and agreement to voluntarily resign as a member of the Corporation's Board of Directors.

     NOW, THEREFORE, in consideration of mutual covenants and agreements hereinbelow set forth, the parties hereto agree as follows:

                                   AGREEMENT

     1. RESIGNATION. Effective upon the execution of this Agreement and the performance of the covenants herein contained, Agent shall be deemed to have resigned as a director of the Corporation and resigned any other positions that Agent may have had with the Corporation or its subsidiaries or affiliates as an officer, employee or other agent.

     2. CONSIDERATION. In consideration of Agent's release of the Corporation contained in Paragraph 5 hereof and Agent's agreement to voluntarily terminate his position as a director of the Corporation, the Corporation agrees to pay to Agent, concurrently with the execution of this Agreement, a one-time resignation stipend in the amount of $34,400.

     3. MUTUAL GENERAL RELEASES. In consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency whereof are hereby acknowledged, the Corporation, for itself, its officers, directors, agents, affiliates, subsidiaries, successors and assigns (hereafter collectively the "Corporation Releasors"), on the one hand, and Agent, for himself, his heirs, personal representatives, successors and assigns (the "Agent Releasors"), on the other, each hereby release, acquit and forever discharge the other, from and against any claim, demand, action, suit, debt, obligation or liability of whatsoever kind or description, whether civil, criminal, arbitrational or administrative, at law or in equity, known or unknown, direct or indirect, arising from any transaction, fact or occurrence from the beginning of time to the date of this Agreement, to the full extent permissible under Colorado law and consistent with the guidance of the U.S. Securities and Exchange Commission regarding the permissible scope of the release and indemnification under the U.S. securities laws, as applicable.

     4. INDEMNITY OF AGENT. The Corporation hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provisions of the Articles, Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Bylaws or the Code permitted prior to adoption of such amendment) and consistent with the guidance of the U.S. Securities and Exchange Commission regarding the permissible scope of the release and indemnification under the U.S. securities laws, as applicable.

     5. ADDITIONAL INDEMNITY. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth herein, the Corporation hereby further agrees to hold harmless and indemnify Agent:

          (a) Against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Corporation) to which Agent is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Agent is or was at any time a director, officer, employee or other agent of the Corporation; and

          (b) Against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Corporation) to which Agent is, was or at any time becomes a party, or is threatened to be made a party, by reason of Agent's resignation as a director of the Corporation and/or his execution, delivery and performance of this Agreement and the covenants contained herein; and

          (c) Otherwise to the fullest extent legally permissible as may be provided to Agent by the Corporation under the non-exclusivity provisions of the Code, Articles and Bylaws.

     6.   LIMITATIONS ON ADDITIONAL INDEMNITY.  No indemnity pursuant to
Section 5 hereof shall be paid by the Corporation:

          (a) On account of any claim against Agent for an accounting of profits made from the purchase or sale by Agent of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

          (b) On account of Agent's conduct that was knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

          (c) For which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement; or

          (d) If indemnification is not lawful under the Code or any other applicable law (and, in this respect, both the Corporation and Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication).

     7. CONTINUATION OF INDEMNITY. All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation and shall continue thereafter so long as Agent shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Agent was serving in the capacity referred to herein.

     8. PARTIAL INDEMNIFICATION. Agent shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses for which indemnification is legally permissible (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 5 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Agent for the portion thereof, for which indemnification is legally permissible, to which Agent is entitled.

     9. NOTIFICATION AND DEFENSE OF CLAIM. Not later than thirty (30) days after receipt by Agent of notice of the commencement of any action, suit or proceeding, Agent will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Agent otherwise than under this Agreement, to the extent such delay shall not have prejudicial defense of the action, suit or proceeding. With respect to any such action, suit or proceeding as to which Agent notifies the Corporation of the commencement thereof:

          (a) The Corporation will be entitled to participate therein at its own expense;

          (b) Except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Agreement for any legal or other expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below in any matter for which indemnification hereunder shall be legally permissible.
Agent shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent unless (i) the employment of counsel by Agent has been authorized by the Corporation, (ii) Agent shall have reasonably concluded that there may be a conflict of interest between the Corporation and Agent in the conduct of the defense of such action but only to the extent of such conflict of interest, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Agent's separate counsel shall be at the expense of the Corporation; and

          (c) The Corporation shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Agent, for which the Corporation is not fully responsible, without Agent's written consent, which shall not be unreasonably withheld.

     10. EXPENSES. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by or on behalf of Agent in connection with such proceeding and this section constitutes an undertaking by Agent to repay said amounts if it shall be determined ultimately that Agent is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, the Code or otherwise.

     11. ENFORCEMENT. Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor after all proceedings on a matter for which the Corporation has undertaken the defense have been terminated. Agent, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the ratable portion of the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Paragraph 5 hereof that Agent is not entitled to indemnification because of the limitations set forth in Paragraph 6 hereof or the requirements of applicable law. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its stockholders) that such indemnification is improper shall be a complete defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise.

     12. SUBROGATION. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

     13. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on Agent by this Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any statute, provision of the Corporation's Articles of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

     14.  SURVIVAL OF RIGHTS.

          (a) The rights conferred on Agent by this Agreement shall continue as provided for in Paragraph 7 hereof.

          (b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

     15. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Agent to the fullest extent provided by the Bylaws and consistent with the Code and any other applicable law.

     16. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Colorado.

     17. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

     18. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

     19. HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     20. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

          If to Corporation, to:   American Educational Products, Inc.
                                   Attention:  President and Chief Financial
                                   Officer
                                   6550 Gunpark Drive, Suite 200
                                   Boulder, CO  80301

          If to Agent, to:         Clifford L. Neuman
                                   Neuman & Drennen, LLC
                                   1507 Pine Street
                                   Boulder, Colorado  80302

or to such other address as may have been furnished to Agent by the Corporation.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

     CORPORATION:                  AMERICAN EDUCATIONAL PRODUCTS, INC.



                                   By:  /s/ Clifford C. Thygesen
                                        ----------------------------------
                                        Clifford C. Thygesen, President



     AGENT:
                                   /s/ Clifford L. Neuman
                                   ----------------------------------------
                                   CLIFFORD L. NEUMAN